Exhibit 10.1

VARIS, INC.

EQUITY INCENTIVE PLAN

Option Award Agreement

THIS OPTION AWARD AGREEMENT (this “Option Agreement”) is made effective as of April [●], 2023 (the “Grant Date”), by and between Varis, Inc., a Delaware Corporation (the “Company”), and [●] (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the Varis, Inc. Equity Incentive Plan, effective as of April 13, 2023, as may be amended or supplemented from time to time (the “Plan”).

R E C I T A L S:

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Option (as such term is defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions set forth in the Plan and this Option Agreement, [●] shares of Common Stock (the “Options”, or the “Option Award”), subject to adjustment as set forth in Section 4.02 of the Plan. At any time, the portion of the Option Award that has become vested is hereinafter referred to as the “Vested Portion,” and any portion of the Option Award that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”
2.
Option Price. The exercise price of any shares of Common Stock subject to the Option Award shall be $[●] per Share (the “Option Price”), which amount is equal to the Fair Market Value of a share of Common Stock as of the date hereof, subject to adjustment as set forth in Section 4.02 of the Plan.
3.
Vesting of the Option.
a.
General. Subject to Section 3(b) and 4(a), the Option shall vest with respect to twenty percent (20%) of the shares of Common Stock underlying the Option Award on each of the first five (5) anniversaries of the Grant Date (each, an “Annual Vesting Date”), subject to the Participant’s continued service through each applicable vesting date.
b.
Accelerated Vesting Upon a Qualifying Termination. The Options shall become fully vested upon the twelve (12)-month anniversary of a Change in Control, subject to the Participant’s continued service through such date; provided that Options shall vest earlier as follows: (1) in full on the date of the Change in Control if the Board determines to fully accelerate vesting upon a Change in Control, (2) on any applicable ordinary vesting date pursuant to the schedule contained in the Plan, if earlier than the twelve (12)-month anniversary of a Change in

Control or (3) in full upon a Qualifying Termination in connection with a Change in Control as provided below in Section 3(c).
c.
Subject to the execution and non-revocation of a customary release of claims by the Participant in a form provided by the Company (a “Release”):
(i)
if the Participant’s service with the Company and its Affiliates is terminated due to a Qualifying Termination, then the Options, to the extent not then vested or forfeited, shall accelerate and become fully vested.
(ii)
For purposes of this Option Agreement, “Qualifying Termination” means, with respect to the Participant, the Participant’s termination initiated by the Company or its applicable Affiliate other than for Cause or initiated by the Participant for Good Reason, in either case during the time period commencing on the effective date of a Change in Control and continuing until the earlier of (i) the two (2)-year anniversary of such date, or (ii) the date of the Participant’s Separation from Service by reason of Disability or the Participant’s death. In addition, if (x) the Company and or its Affiliates initiate the Participant’s termination without Cause during the six (6)-month period ending on the effective date of a Change in Control at the request of a third party engaging in a transaction or series of transactions that would result in a Change in Control and in contemplation of a Change in Control, or (y) the Participant initiates a termination for Good Reason during the six (6)-month period ending on the effective date of a Change in Control, then the Participant’s termination shall be deemed to have occurred immediately following the Change in Control such that it shall be deemed a Qualifying Termination.
(iii)
For purposes of this Option Agreement, “Good Reason” has the meaning ascribed to such or similar term in the Participant’s agreement with Company concerning Participants employment with Company, if applicable, and if there is no such Service Agreement, than “Good Reason” means, with respect to the Participant, the occurrence of any one or more of the following:
A.
the assignment of any duties to the Participant that are materially inconsistent with the Participant’s responsibilities for the Company and its Affiliates as in effect immediately prior to the effective date of the Change in Control or a significant adverse alteration in the Participant’s responsibilities for the Company and its Affiliates from those in effect immediately prior to the effective date of the Change in Control; or
B.
a material reduction in the Participant’s annual base salary as in effect on the date of the Change in Control (as such annual base salary may be increased from time to time), except for across-the-board annual base salary reductions affecting similarly-situated executives of the Company and its Affiliates; or
C.
a material reduction in the Participant’s target annual cash incentive as in effect immediately prior to the effective date of the Change in Control without replacement by a reasonably comparable alternative arrangement; or
D.
a material reduction in the aggregate benefits and compensation, including paid time off, welfare benefits, short-term incentives, pension, life insurance, healthcare, and disability plans, as compared to such aggregate benefits and compensation in effect immediately prior to the effective date of the Change in Control; or
E.
the relocation of the offices at which the Participant is principally employed immediately prior to the effective date of the Change in Control to a location more than fifty miles (or such longer distance that is the minimum permissible distance under the circumstances for purposes of the involuntary separation from service standards under the Treasury Regulations or other guidance under Code Section 409A) from such location, except for required travel for the Company and its Affiliates’ business to an extent substantially consistent with the Participant’s business travel obligations prior to the effective date of the Change in Control; or
F.
the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Plan;

provided, however, that the Participant will only have Good Reason if he or she provides a notice of termination to the Company of the existence of the event or circumstance constituting Good Reason specified in any of the preceding clauses within ninety (90) days of the initial existence of such event or circumstances and if such event or circumstance is not cured within thirty (30) days after the Participant gives such notice of termination. If the Participant initiates his or her termination for Good Reason, the actual termination date must occur within sixty (60) days after the date of the notice of termination. A Participant’s failure to timely give notice of termination of the occurrence of a specific event that would otherwise constitute Good Reason will not constitute a waiver of the Participant’s right to give notice of any new subsequent event that would constitute Good Reason that occurs after such prior event (regardless of whether the new subsequent event is of the same or different nature as the preceding event).

i.
For purposes of this Option Agreement, “Disability” has the meaning ascribed to such or similar term in the Participant’s Service Agreement, if applicable, and otherwise means (i) if the Participant is eligible to participate in a program of long-term disability insurance maintained by the Company or its Affiliates, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) regardless of whether the Participant is eligible to participate in a program of long-term disability insurance maintained by the Company or its Affiliates, the Participant’s inability, due to physical or mental incapacity, to substantially perform the Participant’s duties and responsibilities for the Employer for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.
d.
Exercise of the Options

Except as otherwise provided in Section 3(d) or as otherwise determined by the Committee in its sole discretion, the vested Options shall only be exercisable upon a Liquidity Event that occurs prior to the Expiration Date, or may be exercised on and after the Exercisability Date (as defined below), if occurring prior to a Liquidity Event. Commencing with the date that is twelve (12) months prior to the fifth anniversary of the Grant Date (the “Exercisability Date”), Participant shall have the right at any time and from time to time to exercise up to one hundred percent (100%) of the outstanding vested Options as of such date to the Company. Notwithstanding the foregoing, the Board shall have discretion to accelerate the exercisability of any Options. For the avoidance of doubt, to the extent that any Options are not vested as of the Exercisability Date, the Participant shall not have the right to exercise such Options unless and until they become vested Options.

Unless the Committee determines in good faith that a Qualifying Offering is likely to occur in the next one-hundred eighty (180) days, and except in the event that either of the restrictions under (B) or (C) of the definition of “Liquidity Restriction” applies, payment of the Option Price and required tax withholding upon exercise of such Options shall, upon Participant request, be satisfied by net settlement. For the avoidance of doubt, any common shares that are withheld for the purpose of net settlement shall count toward the One-Third Limit.

e.
Liquidity Windows
(i)
Upon (A) the fifth (5th) anniversary of the Grant Date, (B) the seventh (7th) anniversary of the Grant Date and (C) the ninth (9th) anniversary of the Grant Date, in the event a Liquidity Event has not occurred prior to such date, the Participant shall have the right to exercise the Put Right (as define below) with respect to any common shares acquired upon exercise of the Option Award (“Option Shares”) during a specified window of no less than forty-five (45) days following each applicable anniversary of the Grant Date (each, an “Liquidity Window”); provided that the number of Option Shares as to which the Put Right may be exercised during any

Liquidity Window, taken together with any Option Shares as to which the Put Right has previously been exercised, shall not exceed one-third of the total number of common shares previously acquired via Option exercise plus the total number of common shares then subject to outstanding vested Options (the “One-Third Limit”); provided further that, in the event that a Liquidity Event has not occurred before the sixth anniversary of the Grant Date due to any reason that is not related to poor market conditions (which may include the lack of an appropriate acquiror of the Company following efforts to pursue same), Company shall work in good faith to establish one or more additional opportunities for liquidity for the Participant, given the Plan’s purpose to attract, reward and retain Participants in the Plan.
(ii)
Any Option Shares that have been held by the Participant for at least six (6) months following the exercise shall be repurchased by the Company upon tender by the Participant (the “Put Right”), subject to the One-Third Limit, for the Fair Market Value of a common share as of the date of the repurchase (as determined by the Board based on an independent third party valuation) (the “Repurchase Date FMV”); it being understood that the Participant will be advised of the anticipated Repurchase Date FMV reasonably prior to the opening of the Liquidity Window).
(iii)
Notwithstanding the foregoing, any Company repurchase may be suspended by the Company with written notice to the Participant prior to the opening of a Liquidity Window to the extent that the Committee determines in good faith at such time that it is not advisable to make such payment due to a Liquidity Restriction. In the event that restrictions under (B) or (C) of the Liquidity Restriction definition apply, the Company shall, to the extent possible, use any available cash pro-rata for the purpose of conducting a Company repurchase during a Liquidity Window while limiting the maximum number of Option Shares the Company repurchases for purposes of such Liquidity Window to ensure that Company is able to settle the Option Shares in cash. If the Company repurchase during a Liquidity Window is suspended, it shall commence as soon as practicable following the next date on which there are no Liquidity Restrictions to the extent a Liquidity Event has not occurred at such time.
(iv)
At least ten (10) days prior to any Liquidity Window, the Company shall provide a written notice to the Participant explaining the process for tender during the upcoming repurchase and specifically advising the proposed Repurchase Date FMV to be paid (which notice shall be updated for any changes at least ten (10) days prior to the proposed date of repurchase).
4.
Forfeiture; Expiration.
a.
Termination of Service.

(i)
Except as otherwise provided in Section 4(d)(ii), upon the Participant’s Termination of Service for any reason other than by the Company for Cause, the Unvested Portion of the Option Award (determined following application of Section 4(a)(ii), if applicable) shall be cancelled and forfeited without consideration therefor, and the Vested Portion of the Option Award shall remain outstanding, subject to the terms of this Agreement and the Plan.
(ii)
Upon the Participant’s Termination of Service by the Company without Cause or resignation with Good Reason, or due to the Participant’s death or Disability, a pro-rata portion of the Options scheduled to vest on the next Annual Vesting Date shall vest (with such pro-ration determined based on the number of full months elapsed since the Grant Date, in the first year of vesting, or the Annual Vesting Date, in subsequent years of vesting, immediately preceding the date of Termination of Service, divided by twelve (12)), subject to the execution and non-revocation of a Release by the Participant and, together with any other vested Options, shall remain outstanding and subject to the terms of this Option Agreement and the Plan.
(iii)
Upon the Participant’s Termination of Service by the Company without Cause or resignation with Good Reason, or due to the Participant’s death or Disability, any portion of the Options which have not vested as of the date of the Participant’s Termination of Service (determined following application of Section 4(a)(ii)) shall be cancelled and forfeited without consideration therefor.
(iv)
Notwithstanding anything herein to the contrary, in the event that the Participant’s service is terminated by the Company for Cause or the Participant’s Restrictive Covenant Breach, the Vested Portion of the Option Award also shall immediately expire and shall be cancelled and forfeited without consideration therefor.
b.
Expiration of Option Term. Unless terminated earlier pursuant to Section 5, any unexercised portion of the Option Award shall expire upon the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).
5.
Exercise Procedures.
a.
Notice of Exercise. Subject to Section 3(c) and Section 3(d), the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”). Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the shares of Common Stock to be acquired upon exercise and applicable withholding tax (A) in cash or by check, bank draft or money order payable to the order of the Company; or (B) by a “net exercise” under which the Company reduces the number of shares of Common Stock otherwise issuable to the Participant upon such exercise by the number of shares of Common Stock with an aggregate Fair Market Value that equals the aggregate Option Price. In the event the Option Award is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The aggregate Option Price for the shares of Common Stock to be exercised shall be paid in cash or its equivalent (e.g., by cashier’s check) unless otherwise permitted by the Committee, in its sole discretion.
b.
Rights of Participant; Method of Exercise. Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a shareholder with respect to shares of Common Stock subject to the Option until (i) the Participant has given a Notice of Exercise of the Option and paid the Option Price and the applicable withholding tax for such shares of Common Stock, (ii) such shares of Common Stock have been issued, and (iii) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan. In the event of the Participant’s death, the Vested Portion shall be exercisable by the Participant’s Beneficiary or the person or persons to whom the Participant’s rights under this Option Agreement shall pass by will or by the laws of succession, as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Option Agreement and the Plan.
6.
Call Rights. All shares of Common Stock acquired upon exercise of the Option Award shall be subject to the repurchase rights set forth in Article 7 of the Plan.
7.
Clawback. Notwithstanding anything to the contrary in the Plan or herein, in the event that (i) within twelve (12) months following the date of a Call or repurchase of Option Shares following a Liquidity Window, the Participant commits a Restrictive Covenant Breach, or such a breach is discovered, or if, (ii) within six (6) months of the Participant’s date of termination, the Company subsequently discovers circumstances, events or conditions existed when the Participant was employed that constitute “Cause”, the Company shall have the right to require reimbursement of any after-tax amounts previously paid by the Company (or any of its assignees) (to the extent such amounts exceed the Option Price paid by such Participant for any Option Shares) in connection with a Call or repurchase. The amount prescribed in the first sentence of this Section 7 shall be promptly paid to the Company by the Participant, and in any event within twenty (20) Business Days after the Committee provides notice to such Participant, or, if later, after expiration of any cure period relating to such Restrictive Covenant Breach, repaid to the Company.
8.
Representations. The Participant represents and warrants that:
(a)
Any shares of Common Stock the Participant may acquire upon exercise of the Option Award will be acquired for the Participant’s own account for investment and not with any view to the distribution thereof, and the Participant will not sell, assign, transfer or otherwise dispose of any of the shares of Common Stock underlying the Option or any Option Shares, or any interest therein, in violation of the Securities Act or any applicable state securities law.
(b)
The Participant understands that (i) the shares of Common Stock acquired upon exercise of the Option Award will not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates, if any, representing such shares of Common Stock will bear appropriate legends restricting the transferability thereof.
(c)
The Participant understands that the Company will rely upon the completeness and accuracy of these representations in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirms that all such representations are accurate and complete. The Participant will notify the Company immediately of any changes in any of such information occurring during the term of the Option.
(d)
The Participant has completed Exhibit B attached hereto indicating the Participant’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.
9.
Drag-Along Rights/Tag-Along Rights.
(e)
Drag-Along Rights. In the event that the holders of at least 50% of shares of Common Stock then issued (the “Electing Holders”) approve a Change in Control in writing, specifying that this Section 9(a) shall apply to such transaction, then the Participant agrees (i) if such transaction requires stockholder approval, with respect to all Option Shares that the Participant owns or over which the Participant otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Option Shares in favor of, and adopt, such Change in Control (together with any related amendment or restatement to the Company’s Certificate of Incorporation required to implement such Change in Control) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Change in Control, (ii) to sell the same proportion of Option Shares beneficially held by the Participant as is being sold by the Electing Holders to the Person to whom the Electing Holders propose to sell their shares of Common Stock on the same terms and conditions as the other stockholders of the Company, (iii) to execute and deliver all related documentation and take such other action in support of the Change in Control as shall reasonably be requested by the Company or the Electing Holders in order to carry out the terms and provision of this Section 9(a), (iv) not to deposit any Option Shares owned by the Participant in a voting trust or subject any Option Shares to any arrangement or agreement with respect to the voting of such Option Shares, unless specifically requested to do so by the acquirer in connection with the Change in Control, (v) to refrain from (A) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change in Control or (B) asserting any claim or commencing any suit challenging the Change in Control, alleging a breach of any fiduciary duty of the Electing Holders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Change in Control or the consummation of the transactions contemplated thereby and (vi) if the consideration to be paid in exchange for the Option Shares pursuant to this Section 9(a) includes any securities and due receipt thereof by the Participant would require under applicable law the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or the provision to the Participant of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to the Participant in lieu thereof, against surrender of the Option Shares which would have otherwise been sold by the Participant, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which the Participant would otherwise receive as of the date of the issuance of such securities in exchange for the Option Shares; provided that (y) the Participant shall not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Change in Control (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants) and (z) subject to Section 9(a)(iv) above, upon the consummation of the Change in Control, the Participant will receive the same amount of consideration per Option Share as is received by other holders in respect of their shares of Common Stock.
(f)
Tag-Along Rights. In the event that the holders of at least 50% of shares of Common Stock then issued (the “Selling Holders”) propose to transfer their shares of Common Stock in a transaction that would constitute a Change in Control (such transaction, a “Tag-Along Sale”), the Company shall provide notice of such Tag-Along Sale prior to the later of the Company’s actual knowledge of such Tag-Along Sale and thirty days prior to the consummation of such Tag-Along Sale (the “Tag-Along Notice”). The Tag-Along Notice shall contain the material terms and conditions (including price and form of consideration) of the Tag-Along Sale. The Participant may seek to participate on a pro rata basis in the Tag-Along Sale on the same terms and conditions as the Selling Holders by giving the Company written notice to that effect within ten days after delivery of the Tag-Along Notice. The Participant may seek to include in the Tag-Along Sale all or any part of the Participant’s Option Shares equal to the product obtained by multiplying (i) the aggregate number of Option Shares held by the Participant by (ii) a fraction, the numerator of which is the number of shares of Common Stock proposed to be sold by the Selling Holders immediately before consummation of the Tag-Along Sale and the denominator of which is the total number of shares of Common Stock owned, in the aggregate, by all Selling Holders immediately prior to the consummation of the Tag-Along Sale. The Participant acknowledges that the Company shall use commercially reasonable efforts to include the Participant’s Option Shares calculated in accordance with the previous sentence in the Tag-Along Sale; provided that the Company shall not have any liability to the Participant for any Option Shares not sold in the Tag-Along Sale.
(g)
Superseding Stockholders’ Agreements. If, after the date of this Option Agreement, the Company enters into any agreement with any of its stockholders providing such stockholders with any drag-along rights or tag-along rights of the type provided in Section 9(a) and Section 9(b) above, then the Company may, at its sole discretion, extend such rights to the Participant by providing written notice to the Participant. Upon receipt of such notice, the Participant agrees (i) (i) to be bound by such rights, (ii) if requested by the Company, to become a party to any agreement between the Company and its stockholders providing for such rights and (iii) that Section 9(a) and Section 9(b) above shall be of no further force or effect.
10.
Restrictive Covenants. “Restrictive Covenants” shall mean the obligations and restrictions provided in this Section 10. Because of Company’s legitimate business interest as described herein and the good and valuable consideration offered to Participant, including, without limitation, the Option Award granted in this Option Agreement and the provision of access to confidential, proprietary, trade secret, and/or other non-public information to Participant, the receipt and sufficiency of which are hereby acknowledged, Participant agrees as follows:
(a)
Confidential Information.
(i)
Acknowledgment. Participant recognizes and acknowledges that: (i) Company’s Confidential Information (as defined below) is a valuable, special and unique asset of Company; (ii) access to and knowledge of the Confidential Information by Participant may be required so that Participant can perform their duties to Company; (iii) it is vital to Company’s legitimate business interests that the confidentiality of the Confidential Information be preserved and that the Confidential Information only be used for Company’s benefit; (iv) disclosure of the Confidential Information to any other person or entity outside of Company or use of the Confidential Information by or on behalf of any other person or entity, unless specifically and unambiguously authorized by Company, would result in irreparable harm to Company; (v) disclosure or use beyond the permitted scope of Confidential Information entrusted to Company by its customers and contractors would expose Company to substantial damages; (vi) the Confidential Information is and shall remain the exclusive property of Company; and (vii) nothing in this Option Agreement shall be construed as a grant to Participant of any rights, title or interest in, to, or under the Confidential Information.
(ii)
Confidential Information. Confidential Information is defined as information of any kind, nature, or description, that relates to Company’s business, provides any member of Company economic value or any business advantage, is not generally known to the public (other than as a result of a disclosure or wrongful act of the Participant or any of Company’s agents), and is or has been learned or developed by the Participant as a direct or indirect result of, or during the course of, the Participant’s employment with or work relating to Company. Confidential Information includes, but is not limited to, the inventions, trade secrets, proprietary or business information of Company, including, but not limited to information about or relating in any way to: any customer; business, merchandise, or marketing procedures, processes, or services; formulas; techniques; mask works, designs, and drawings; hardware and hardware configurations; technical data; code; know-how; software; research; marketing; developments; products; product lines; design; product or service ideas; purchasing; finances and financial affairs; accounting; merchandising; selling or sales; engineering; employees, contractors, capital providers, business partners or business Participants of any member of Company; stockholders; lenders; training; business practices; past, present or future acquisitions; potential or target acquisitions; customer lists; customer contact lists; vendor lists; supplier lists; pricing; pricing agreements; marketshare data; marketing plans; licenses; contract information; business plans; financial forecasts; historical financial data; budgets; referral companies; merchandise resources; supply resources; service resources; system designs; procedures or manuals; policies; or the prices that any member of Company may obtain or have obtained or at which they sell or have sold any services or products.
(iii)
Restrictions. Except as expressly directed by Company, Participant shall not, during or after Participant’s employment by Company, in whole or in part, disclose such

Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without written authorization from Company, nor shall Participant make use of any such Confidential Information for Participant’s own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances during or after Participant’s employment without written authorization from Company; provided that if applicable law restricts the duration of the confidentiality and nonuse obligations set forth in this Section (collectively, the “Confidentiality and Non-Use Obligations”) for Confidential Information that is not also a trade secret under applicable law (“Other Confidential Information”), the Confidentiality and Non-Use Obligations as to Other Confidential Information shall remain in effect during Participant’s employment with Company and for a period of seven (7) years thereafter, but shall be perpetual as to trade secrets.
(iv)
Exclusions. The Confidentiality and Non-Use Obligations shall not apply to such Confidential Information that Participant can establish by clear and convincing written proof: (i) was known by Participant both prior to employment and other than by disclosure by Company; (ii) was lawfully in the public domain and generally known in the trade prior to its disclosure hereunder, or becomes publicly available and generally known in the trade other than through a breach of this Option Agreement or breach of any other obligation of confidentiality to Company; or (iii) was specifically and unambiguously authorized for non-confidential disclosure by a duly authorized executive officer of Company, other than by authority of Participant. Furthermore, nothing in this Option Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). The Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), provides: (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Accordingly, the Parties to this Option Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
(v)
Required Disclosures. Participant agrees to notify Company promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with Company in the exercise of Company’s right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential

Information shall not alter the character of that information as Confidential Information hereunder.
(vi)
Return of Confidential Information. All Confidential Information is and shall continue to be the exclusive property of Company. Within twenty-four (24) hours after any termination of Participant’s employment, or at any time upon the request of Company, Participant shall deliver to Company, or its designee, all of such Confidential Information and all other Company property (including but not limited to keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings/sketches, laboratory notebooks, flow charts, and equipment) then in Participant’s actual or potential possession or control in any tangible or electronic form. If Participant and Company mutually agree that if any Confidential Information or property cannot reasonably be delivered, Participant shall provide reasonable evidence that such materials have been destroyed, including but not limited to, the purging or erasing of any and all computer records and data files. Participant agrees that Company will be entitled to communicate these obligations to any future employer or potential employer of Participant.
(vii)
Third Party Information. Participant acknowledges that Company has received and may in the future receive confidential and proprietary information from third parties subject to a duty on Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Participant agrees that he/she owes Company and such third parties, both during the term of Participant’s employment and thereafter, a duty to hold all such confidential or proprietary information in strictest confidence and not to disclose or use it in any manner that is inconsistent with Company’s agreement with such third parties, unless expressly authorized to do so by a duly authorized executive officer of Company that is not the Participant.
(viii)
No Disclosure or Use of Third Parties’ Information. Participant will not disclose to Company or use for its benefit any confidential information or material in violation of the rights of former employers or any third parties. Participant agrees not to improperly use or disclose, or bring onto any Company premises, any confidential or proprietary information or material of any third party for which Participant has provided service outside of the Participant’s employment with Company.
(ix)
Stored/Transmitted Information. Participant acknowledges that all information stored on or transmitted using Company-owned or Company-leased property or equipment is the property of Company and is subject to access by Company at any time without notice. Participant has no expectation of privacy with respect to this information.
(b)
Non-Competition.
(i)
“Business” means the business-to-business software development and sales industry, business-to-business sourcing, purchasing, and supply chain development for suppliers and buyers, digital commerce, any business in which Company engages during the employment of the Participant, and any business in which, as of the date of the Participant’s termination of employment, Company has then-current plans to enter and has taken material steps towards entering.
(ii)
“Competitor” means any individual, corporation, limited liability company, association, partnership, estate, trust, or any other business, organization, or legal entity, and any parent, subsidiary, partner, agent, or affiliate of any such individual or entity, that engages in, or has then-current plans to become engaged in, the Business, provided that a Competitor does not include an individual or entity that has a line of business, division, subsidiary or other affiliate that is a Competitor, if the Participant is not providing services directly or indirectly to such line of business, division, subsidiary or other affiliate that is a Competitor and is not involved directly or indirectly in the management, supervision or operations of such line of business, division, subsidiary or other affiliate that is a Competitor. Competitors include, but are not limited to: Coupa Software, SAP Ariba, Ivalua, Inc., Jaggaer, and Basware Corp.
(iii)
“Non-Compete Period” means the period of Participant’s employment with Company and the greater of 12 months after Participant’s employment ends with Company (regardless of how it ends) or the period of time following the end of Participant’s employment during which Company pays severance to Participant (or if severance is paid in a lump sum, the period of time corresponding to the amount of salary paid in a lump sum). In the event of Participant’s breach of fiduciary duty to Company or Participant’s unlawful taking of physical or electronic property belonging to Company, the Non-Compete Period shall be enlarged to two (2) years after termination of employment, provided that the period shall also be extended and tolled for so long as Participant violates any of the restrictive covenants set forth herein (whether non-competition, non-solicitation, confidentiality, or others) until Participant comes into full compliance with the terms of the Option Agreement, and for any period(s) of time required for litigation to enforce the Option Agreement’s provisions.
(iv)
Before taking any position with any person or entity during the Non-Compete Period, Participant will give written notice to Company of the name of such person or entity, as well as the assigned location, duties and responsibilities related to the position under consideration by Company. Participant understands and expressly agrees that the obligation to provide written notice under this Section is a material term of this Option Agreement, and that the failure to provide such notice shall be a material breach of this Option Agreement, and shall constitute a presumption that any employment about which the Participant failed to give notice violates this Section of this Option Agreement. Irrespective of whether such notice is given, Company shall be entitled to advise any person or entity of the provisions of this Option Agreement, and to correspond and otherwise deal with any person or entity to ensure that the provisions of this Option Agreement are enforced and duly discharged.
(v)
“Restricted Area” means that area necessary to protect Company’s legitimate business needs. Participant acknowledges that Company does business in all 50 states and other U.S. territories and has direct competitors in all of these areas. Participant further acknowledges that Company’s Confidential Information needs to be protected in all 50 states and other U.S. territories. Accordingly, for those Participants whose job responsibilities and access to Confidential Information are not limited to a specific geographic area, the Restricted Area shall include all 50 states and other U.S. territories. For all other Participants, the Restricted Area shall be within 150 miles of Participant’s primary work location(s) for Company within the two years prior to the end of their employment with Company.
(vi)
Non-Competition Obligations. Participant acknowledges that in the course of employment with Company, Participant has and will have access to and gain knowledge of the Confidential Information of Company; Participant has or will have substantial relationships with Company’s existing and prospective customers; and/or Participant has or will perform services of special, unique, and extraordinary value to Company. Therefore, during the Non-Compete Period, Participant shall not anywhere in the Restricted Area: (i) own any interest in, control, or participate in any Competitor; or (ii) work for, become employed by, or provide services to (whether as an employee, consultant, independent contractor, volunteer, officer, director, or board member) any Competitor where such position or service is competitive with or otherwise similar to any of Participant’s positions or services for Company. Nothing shall prohibit Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded so long as Participant has no active participation in the corporation’s business.
(c)
Non-Solicitation and Non-Interference. During employment and for 12 months after Participant’s employment ends with Company, regardless of how it ends (“Non-Solicitation Period”), Participant shall not directly or indirectly through any other person or entity: (a) induce or solicit any employee, independent contractor, or other service provider of Company to leave the employ of Company or otherwise interfere with such person’s relationship with Company; provided, however, that nothing shall prohibit Participant from discharging any employee of Company as part of Participant’s regular duties while employed by Company; (b) hire any person who was an employee of Company during the last six months of Participant’s employment; or (c) induce or solicit or attempt to influence any Customer, supplier, licensee, licensor, or franchisee of Company about whom Participant has or may have had Confidential Information, or whom Participant, as a result of their employment with Company, contacted, solicited, or called upon, to (i) cease doing business or change detrimentally its relationship with Company, or (ii) provide or purchase goods or services similar to the goods or services provided by it to or purchased by it from Company. “Customer” means any individual, company or other entity that has bought, buys, purchases or otherwise obtains goods or services from Company, and known active or identified customer prospects.
(d)
Non-Disparagement. Participant shall not during and after employment make any false, derogatory, or disparaging statements regarding Company or its business, officers, directors, or employees to or on behalf of any Company Customer, client, supplier, vendor, licensee, licensor, franchisee, or Competitor. This section does not, in any way, restrict or impede the Participant or Company from exercising protected rights to the extent that such rights cannot be waived by agreement, including but not limited to the Participant’s Section 7 rights under the National Labor Relations Act or from complying with any applicable law or regulation, a valid court order, or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Participant shall promptly provide written notice of any such order to Company in accordance with this Section.
11.
No Right to Continued Service. The granting of the Option Award shall impose no obligation on the Company or any Affiliate to continue the service or employment of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of the Participant.
12.
Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment or shares of Common Stock deliverable under this Option Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, provincial, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Option Agreement.
13.
Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option Award except in the event of death and in accordance with Article 8 of the Plan and Section 6(b) of this Option Agreement.
14.
Adjustment of Option. Equitable adjustments to the Option Award (or any shares of Common Stock underlying the Option Award) shall be made in accordance with the terms of the Plan.
15.
Option Subject to Plan. The Option Award is subject to the terms and conditions of the Plan. In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.
16.
Lock-Up. The Participant agrees that in connection with any transaction that would result in the Company (or a company whose sole assets are securities of the Company) becoming subject to the reporting requirements of the Securities Exchange Act of 1934, if requested by any member of the Company Group or any underwriter engaged by a member of the Company Group, not to sell or otherwise transfer or dispose of any securities of the Company (and any securities convertible into or exercisable for any securities of the Company) held by him or her for up to one-hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act, as the Company or such underwriter shall specify reasonably and in good faith. The Participant agrees, if requested, to execute a separate letter reflecting the agreement set forth in this Section 17.
17.
Choice of Law. This Option Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Option Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.
18.
Consent to Jurisdiction; Waiver of Jury Trial. The Participant acknowledges and agrees that any controversy which may arise under or relate to the Plan or this Award Agreement is likely to involve complicated and difficult issues. Any dispute, controversy or claim arising out of, relating to or in connection with this Plan or any Award shall be settled by final and binding arbitration in Palm Beach County Florida in accordance with the applicable rules then outstanding of the American Arbitration Association, and judgment upon any award rendered may be entered in any court having jurisdiction thereover. The Company and the Participant will share equally all costs associated with any arbitration; provided that the Company and the Participant shall be responsible for its own attorneys’ fees and expenses. The Company and the Participant IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLAN OR AN AWARD AGREEMENT OR THE TRANSACTIONS AND MATTERS CONTEMPLATED HEREBY OR THEREBY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING. Any actions or proceedings ancillary to the arbitration referenced above may be brought only in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida or, if it has or can acquire jurisdiction, the United States Southern District of Florida, West Palm Beach Division.
19.
Shares Not Registered. Shares of Common Stock shall not be issued pursuant to this Option Agreement unless the issuance and delivery of such shares of Common Stock comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any shares of Common Stock, and accordingly any certificates for shares of Common Stock may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of shares of Common Stock under this Option Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.
20.
Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (b) one (1) Business Day after deposit with a reputable overnight courier service, or (c) three (3) Business Days after being mailed by first-class mail, return receipt requested. A notice shall be addressed to the Company at its principal executive office, attention: General Counsel, and to the Participant at the address that he or she most recently provided to the Company, provided that either party may specify a different address by written notice provided in accordance with this Section 20.
21.
Entire Agreement. This Option Agreement, including Exhibits A and B attached hereto, and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any Restrictive Covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound. In the event of any inconsistency between any Restrictive Covenants contained herein and any

Restrictive Covenants contained in such other agreements, that obligation which is most restrictive upon the Participant shall control.
22.
Survival of Obligations. Exercise, expiration or termination of any or all of the Option Award or termination of the Participant’s service shall not affect the Participant’s continuing obligations set forth in this Option Agreement, including the Restrictive Covenants set forth in Section 11, which obligations expressly survive the Participant’s Termination of Service.
23.
Amendment; Waiver. No amendment or modification of any term of this Option Agreement shall be effective unless it is made in accordance with the terms of the Plan. No waiver of any breach or condition of this Option Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
24.
Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Option Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement.
25.
Signature in Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
26.
Acknowledgments. The Participant accepts this Option Agreement and agrees to the terms and conditions in this Option Agreement and the Plan. The Participant acknowledges that the Participant has received a copy of the Plan.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement.

VARIS, INC.
Per:
Name: Title:

Agreed and acknowledged as of the date first above written:

__________________________

[●]

[Signature Page – Option Award Agreement]

EXHIBIT A

NOTICE OF EXERCISE

[Varis, Inc].

[●]

Attention: [●]

Date of Exercise: _________________

Ladies & Gentlemen:

1.
Exercise of Option. This constitutes notice to [Varis, Inc.]
(the “Company”), that pursuant to my Option Award Agreement, dated [●] (the “Option Agreement”), I elect to purchase the number of shares of Common Stock set forth below and for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such term in the Option Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option(s) exercised by this notice and have full power and authority to exercise the same.

Number of shares of Common Stock as to

which the Option is
exercised (“Optioned Shares”): ______________________________________

Grant Date: ______________________________________

Shares to be issued in name of: ______________________________________

Total exercise price of Optioned
Shares: ______________________________________

2.
Delivery of Payment. Pursuant to any method of payment provided under the Option Agreement (including via “net exercise”), I will pay, on the date hereof, the full exercise price of my Optioned Shares in accordance with the terms of the Plan, and I will pay the full amount of withholding taxes determined by the Company to be due in connection with the exercise of my Option.

3.
Rights as Shareholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or set forth in the Option Agreement, no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

[Signature Page – Option Award Agreement]

4.
Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee, acting reasonably, shall be final and binding on all parties.

5.
Entire Agreement. The Plan and the Option Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

______________________________________

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

1.
The Participant is an Accredited Investor as a result of meeting one or more of the criteria set forth in items 2(a) through (d) below, and the Participant reasonably believes he or she will continue to be an Accredited Investor for the duration of the period during which the Option is exercisable in accordance with its terms (check the relevant response):

Yes ____________ No ____________

2.
If the answer to Question 1 above is yes, the Participant is an Accredited Investor because he or she certifies that (check all appropriate descriptions that apply):

a.
____________ The Participant has individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000. For purposes of this Question 2, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities.

b.
____________ The Participant had individual income exceeding $200,000 in each of the last two (2) calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this Question 2(b), "income" means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

c.
____________ The Participant had joint income with his or her spouse exceeding $300,000 in each of the last two (2) calendar years and the Participant has a reasonable expectation of reaching the same income level in the current calendar year, as defined in (b) above.

d.
____________ The Participant is a director, executive officer or general partner of the Company, or a director, executive officer of the Company. (For purposes of this Question 2(d), executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

[Signature Page – Option Award Agreement]

3.
The Participant is qualified to purchase the shares of Common Stock underlying the Option because he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment.

Yes ____________ No ____________

4.
The Participant has sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in the Company Group.

Yes ____________ No ____________